UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13664	94-3199675
(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California	94597-2098
(Address of Principal Executive Offices)	(Zip Code)

(925) 658-7878

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

As previously disclosed, The PMI Group, Inc. (the “Registrant” or the “Company”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code on November 23, 2011 (the “Chapter 11 Case”). The Registrant has received an indication of interest from a well-known private equity investor who has indicated an interest in infusing new capital (along with a portion of the Company’s existing capital) into a reorganized Company in exchange for a minority equity interest in the reorganized Company and management control over the reorganized Company (the “Indication of Interest”). The Registrant, in consultation with the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case, is reviewing the Indication of Interest. The Indication of Interest, however, is not binding and there can be no assurance that any definitive agreement for an investment will be reached or that any transaction will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012	The PMI Group, Inc.
(Registrant)

	By:	/s/ L. Stephen Smith
L. Stephen Smith
Chief Executive Officer